CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is between DAVID A. TAYLOR (the "Consultant") and QAD Inc., a Delaware corporation (the "Company").

                                   BACKGROUND

     A. The Consultant has the background, technical expertise, and experience to assist the Company, and is offering his services as a consultant to the Company on an as needed basis;

     B. The Company desires to retain the Consultant as an independent consultant; and

     C. The parties hereto wish to memorialize the Consultant's consulting work for the Company by entering into this written Agreement.

                                    AGREEMENT

     Intending to be legally bound, the parties hereto agree as follows:

     1. DUTIES. The Company hereby retains the Consultant as a consultant to the Company. It is understood and agreed, and it is the intention of the parties to this Agreement, that the Consultant is an independent contractor, and not the employee or agent of the Company for any purpose whatsoever.

     2. INDEPENDENCE. The Company and the Consultant conduct their own businesses each for its or his own account and risk. Neither party shall have the power or authority to act on behalf of or incur any liability for the account of the other party save to the extent that the same is required in the normal course of the completion of a project. Each party hereto hereby indemnifies and holds the other harmless from any claims resulting from a breach of this Paragraph 2.

     3. SERVICES. The Consultant will perform tasks for the Company solely as requested by the Company and agrees to make himself available for approximately twenty (20) hours of service per week, at such times as his schedule allows. The Consultant will be paid a fee of ONE HUNDRED THOUSAND DOLLARS ($100,000), payable in twelve (12) equal monthly installments, commencing on December 16, 1999. The Consultant will present an accounting of hours spent on the Company's business, along with any reimbursable expenses and receipts for said expenses, to the Company on a monthly basis.

     In performing services under this Agreement, the Consultant, except as otherwise provided, shall be responsible for paying all costs and expenses


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incidental to the  performance  of such services,  except for reasonable  travel expenses and lodging accommodations based upon the Company's employee travel policies, a copy of which will be provided, and which have been authorized in advance by the Company.

     4. BUSINESS DISCLOSURES. The Consultant agrees that during the term of this Agreement, or thereafter, he will not disclose, other than to an employee or director of the Company, any confidential information as to the Company, including any information relating to the Company's business, customers, trade or industrial practices or trade secrets or know-how, without prior consent by the Company, and that at the termination of this Agreement, and thereafter, for any reason, the Consultant shall not remove or retain, without the Company's express written consent, any hardware, software, calculations or letters, papers, drawings, blueprints or other confidential information of any type or description related to the Company.

     The Consultant retains the rights to book copyrights and royalties on existing books, plus rights to the Convergent Engineering trademark, intellectual property and certification process. The Company is to receive a royalty-free license to use said intellectual property.

     5. DEVELOPMENT OF INVENTIONS AND IMPROVEMENTS.

     5.1 Notice. The Consultant agrees to keep the Company informed of any inventions, discoveries, improvements, trade secrets and secret processes made by him, in whole or in part, or conceived by the Consultant alone, or with others, which result from any work which the Consultant may do for, or at the request of, the Company.

     5.2 Company Property. Such inventions, discoveries, improvements, trade secrets and secret processes shall be the property of the Company, or its nominees, whether patented or not, and the Consultant shall, without charge to the Company, assign to the Company all right, title and interest in such inventions, discoveries, improvements, trade secrets and secret processes, and shall execute, acknowledge and deliver any instruments confirming the complete ownership by the Company of such inventions, discoveries, improvements, trade secrets and secret processes.

     5.3 Confidentiality. The Consultant shall not, at any time, except as required in the conduct of the business of the Company, or except as authorized in writing by the Company, publish, disclose or authorize anyone else to publish or disclose any secret or confidential matters relating to any aspect of the business of the Company, with which the Consultant's services in any way may acquaint the Consultant.

     6. TERMINATION. The Company may terminate this Agreement should the Consultant die, become disabled and be unable to perform his obligations hereunder, or should the Consultant breach the terms of this Agreement, and


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should  the  Consultant  not cure the  breach  within  thirty  (30)  days of the
Company's notice of the Consultant's breach of this Agreement. The Consultant may terminate this Agreement on thirty (30) days? written notice to the Company.

     7. REMEDIES. It is agreed that in the event of any breach, violation or evasion of terms of this Agreement, such breach, violation or evasion will result in immediate and irreparable injury and harm to the Company and will authorize recourse by the Company to the remedies of injunction and specific performance or either of such remedies, as well as to all legal or equitable remedies to which the Company may be entitled.

     8. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of California then in effect.

     9. SEVERABILITY. Any provision of this Agreement that in any way contravenes any provision of applicable law shall, to the extent that the law is contravened, be considered severable and not applicable and shall not alter or affect any other provision or provisions of this Agreement.

     10. COMPLETE AGREEMENT; AMENDMENT. The provisions of this Agreement constitute the entire Agreement among the parties. This Agreement may be amended, modified or otherwise changed only by an instrument in writing executed by all of the parties, and no waiver, alteration or modification of any of the provisions hereof shall be binding upon a party unless in writing and signed by such party or his duly authorized representative. The provisions of this Agreement supersede and revoke the provisions of any other agreement of the parties related to the subject matter hereof.

     11. TAXES AND OTHER LIABILITIES. The Consultant shall indemnify and hold harmless the Company from and against any taxes, interests or penalties assessed against the Company for payments made to the Consultant, or any liabilities or obligations incurred by the Consultant which have not been authorized in writing, in advance, by the Company.

     12. ARBITRATION. Any dispute relating to this Agreement shall be resolved in accordance with the arbitration provisions of the Enterprise Engines, Inc. Stock Purchase Agreement dated December 15, 1999 among the Company, the Consultant and Enterprise Engines, Inc.

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     IN WITNESS  WHEREOF,  the parties  hereto have executed  this  Agreement at
Santa Barbara, California this 15th day of December, 1999.


                                      COMPANY:

                                      QAD Inc.,
                                      a Delaware corporation


                                      By: /s/  A.J. Moyer
                                         -------------------------------
                                         Name:  Albert J. Moyer
                                         Title:  Chief Financial Officer


                                       C0NSULTANT:


                                       /s/ David A. Taylor
                                       --------------------------------
                                       David A. Taylor


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